Exhibit 24.1
February 19, 2025

Mr. Daniel S. Tucker The Southern Company 30 Ivan Allen Jr. Blvd, N.W. Atlanta, GA 30308	Ms. Grace A. Kolvereid Southern Company Gas Ten Peachtree Place, N.E. Atlanta, GA 30309	Ms. Melissa K. Caen Southern Company Services, Inc. 30 Ivan Allen Jr. Blvd, N.W. Atlanta, GA 30308

Ladies and Mr. Tucker:

Southern Company Gas proposes to file with the Securities and Exchange Commission a registration statement or statements under the Securities Act of 1933, as amended (the “Act”), with respect to the issuance and sale of an indeterminate amount of: (i) debt securities and junior subordinated notes of Southern Company Gas Capital Corporation and (ii) guarantees thereof by Southern Company Gas, and any necessary or appropriate amendments (including post-effective amendments) to such registration statement or statements and any registration statement (including any amendment thereto) for these offerings that is to be effective upon filing pursuant to Rule 462(b) under the Act.

Southern Company Gas and the undersigned directors and officers of said Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney (with full power of substitution) for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission the aforementioned registration statement or statements and any appropriate amendment or amendments thereto (including post-effective amendments) and any registration statement (including any amendment thereto) for these offerings that is to be effective upon filing pursuant to Rule 462(b) under the Act, to be accompanied in each case by a prospectus and any appropriately amended prospectus or supplement thereto and any necessary exhibits.

Southern Company Gas hereby authorizes you or any one of you to execute said registration statement or statements and any amendments thereto (including post-effective amendments) on its behalf as attorney-in-fact for it and its authorized officers, and to file the same as aforesaid.

The undersigned directors and officers of Southern Company Gas hereby authorize you or any one of you to sign said registration statement or statements and any registration statement (including any amendment thereto) for these offerings that is to be effective upon filing pursuant to Rule 462(b) under the Act on their behalf as attorney-in-fact and to amend, or remedy any deficiencies with respect to, said registration statement or statements by appropriate amendment or amendments (including post-effective amendments) and any registration statement (including any amendment thereto) for these offerings that is to be effective upon filing pursuant to Rule 462(b) under the Act and to file the same as aforesaid.

Yours very truly,
SOUTHERN COMPANY GAS
By	/s/James Y. Kerr II
James Y. Kerr II Chairman, President and Chief Executive Officer

/s/Sandra N. Bane	/s/J. Bret Lane
Sandra N. Bane	J. Bret Lane
/s/Thomas D. Bell, Jr.	/s/Eric S. Smith
Thomas D. Bell, Jr.	Eric S. Smith
/s/Stephen A Edwards	/s/A. Benjamin Spencer
Stephen A. Edwards	A. Benjamin Spencer
/s/Brenda J. Gaines	/s/Grace A. Kolvereid
Brenda J. Gaines	Grace A. Kolvereid
/s/Bradley J. Henderson	/s/Sarah P. Adams
Bradley J. Henderson	Sarah P. Adams
/s/Norman G. Holmes	/s/Marcia R. DeMar
Norman G. Holmes	Marcia R. DeMar
/s/James Y. Kerr II
James Y. Kerr II

Extract from minutes of meeting of the board of directors of Southern Company Gas.

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FURTHER RESOLVED, that for the purpose of signing such registration statement or statements and any amendments (including post-effective amendments) thereto, the Company, the members of its Board of Directors and its officers be and they are hereby authorized to give their several powers of attorney to Daniel S. Tucker, Grace A. Kolvereid and Melissa K. Caen;

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The undersigned officer of Southern Company Gas does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the Board of Directors of Southern Company Gas, duly held on February 19, 2025, and that said resolution has not since been rescinded but is still in full force and effect.

Dated: February 21, 2025	SOUTHERN COMPANY GAS
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary